RUDOLPH TECHNOLOGIES REPORTS

2018 FIRST QUARTER RESULTS

•Quarterly record revenue of $73 million, increased 22 percent sequentially

•Earnings per share exceeded guidance

WILMINGTON, MASSACHUSETTS (May 2, 2018) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2018 first quarter.

2018 First Quarter Highlights

•	First quarter revenue of $73.1 million, an increase of 22 percent sequentially and a 20 percent increase over the 2017 first quarter.
•	Gross margin increased to 58 percent.
•	Shipped a second Gen 4.5 lithography tool to one of the two leading OLED display manufacturers in China for pilot builds of future generation high resolution mobile displays.
•	Software sales increased 48 percent over the prior quarter.
•	Record shipments to China in the first quarter represented 25 percent of total revenue.
•	First Firefly™ inspection system purchased by new RF customer, expanding the customer base.

Key Financial Data for the Quarters Ended March 31, 2018,

December 31, 2017, and March 31, 2017

(in thousands, except per share amounts)

US GAAP
	March 2018	December 2017	March 2017
Revenue	$73,096	$60,081	$60,679
Gross profit margin	58.0%	53.5%	52.5%
Operating income	$17,465	$11,391	$9,685
Net income (loss)	$15,130	$(804)	$7,151
Net income (loss) per diluted share	$0.47	$(0.03)	$0.22

US NON-GAAP
	March 2018	December 2017	March 2017
Revenue	$73,096	$60,081	$60,679
Gross profit margin	58.1%	53.6%	52.6%
Operating income	$19,352	$13,059	$12,220
Net income	$16,346	$9,437	$8,231
Net income per diluted share	$0.51	$0.29	$0.26

Michael Plisinski, chief executive officer, commented, “Rudolph’s focus on providing high value solutions to diverse high growth markets continues to result in solid performance.  Two years ago we identified a high value problem related to the control of hard mask carbon layer for 3D NAND at two large memory customers and announced our expectation to expand our customer base. The breadth of our memory customers is now widespread, including four of the top five memory IDMs and two new IDMs in China.”

Mr. Plisinski concluded, “In addition to the expansion of our customer base in memory, we are pleased to announce progress on a number of other initiatives. Orders for our Dragonfly™ and Firefly™ inspection tools to support advanced packaging and specialty markets in the first quarter could potentially triple the number of systems planned for shipment in the second quarter.  Our second display customer recently completed a successful source inspection at our headquarters, resulting in our team being able to ship the Gen 4.5 display stepper on schedule.  The tool is already installed and process qualifications will begin this quarter.  The diversity of our portfolio and end market demand for our solutions combine for another strong start to the year.”

First Quarter 2018 GAAP Financial Results

First quarter revenue totaled $73.1 million, an increase of 22 percent compared with $60.1 million for the fourth quarter of 2017 and a 20 percent increase compared with $60.7 million in the first quarter of 2017.  The first quarter gross margin improved to 58 percent of revenues, compared to 53 percent in the fourth quarter of 2017.  A favorable product mix consisting of a high value lithography system for a flat panel display customer, an increase in metal metrology tools, and higher software sales drove the gross margin improvement.

Operating expenses for the first quarter of 2018 totaled $25.0 million, compared to $22.2 million in the 2017 first quarter. As a percentage of revenue, operating expenses represented 34 percent of revenue in the 2018 first quarter compared to 37 percent in the same quarter last year.  The increase in operating expenses over the prior year was primarily due to an increase in compensation related expenses, including the resetting of payroll taxes, increased medical costs, annual compensation increases and an increase in headcount.  Also contributing to the increase in expenses were costs related to the Company’s recently announced AMOLED initiative and an accrual for a loss contingency related to the misappropriation of payroll taxes by a third party payroll accountant in the United Kingdom.

GAAP net income for the first quarter of 2018 was $15.1 million, or $0.47 per diluted share, compared with a net loss of $(0.8) million, or $(0.03) per diluted share, for the fourth quarter of 2017. The increase in GAAP net income was primarily due to an increase in sales and gross margin, and a lower effective tax rate due to the 2017 Tax Cut and Jobs Act “Tax Reform” passed by the U.S. Congress.   Also contributing to the quarter-over-quarter change were non-cash discrete tax charges of $9.5 million recorded in the fourth quarter of 2017 related to Tax Reform.  In the first quarter of 2017, GAAP net income was $7.2 million, or $0.22 per diluted share.

First Quarter Non-GAAP Financial Results

First quarter 2018 non-GAAP net income was $16.3 million, or $0.51 per diluted share and exceeded the Company’s guidance.  Non-GAAP results excluded certain items, as detailed in the attached table. Fourth quarter 2017 non-GAAP net income was $9.4 million, or $0.29 per diluted share. In the first quarter of 2017, non-GAAP net income was $8.2 million, or $0.26 per diluted share.

Balance Sheet

At March 31, 2018, cash and marketable securities increased $3.0 million over the previous quarter to $180.3 million and cash provided by operating activities was $4.6 million for the first quarter. Accounts receivable increased in the quarter to $74.7 million and inventory increased to $79.8 million primarily due to higher sales volumes and timing of shipments in the quarter.  Working capital increased in the quarter and ended at $296.9 million.

Outlook

The Company is currently anticipating revenue for the second quarter ended June 30, 2018 to be in a range of $75 million to $81 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.38 to $0.45 and non-GAAP net income per diluted share to be in the range of $0.44 to $0.51.

Conference Call

Rudolph Technologies will discuss its 2018 first quarter results on a conference call it is hosting today at 4:30 PM EDT.  To participate in the call, please dial (800)-239-9838 (Domestic) or +1 (323)-794-2551 (International), and reference Conference ID #9746199 at least five (5) minutes prior to the scheduled start time.  A live webcast will also be available on the Company’s website at www.rudolphtech.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 pm EDT on May 2, 2018 until 11:59 pm EDT on May 9, 2018.  To access the replay, please dial (888) 203-1112 (Domestic) or +1 (719) 457-0820 (International) at any time during that period and use Conference ID #9746199.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles.  The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and income. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

Tax reform.  The Tax Cuts and Jobs Act impacted the Company’s 2017 results primarily due to (i) a one-time non-cash tax expense estimated at $8 million, reflecting the revaluation of its net deferred tax asset using a U.S. federal tax rate of 21%, (ii) a one-time transition tax estimated at $1.5 million on its unremitted foreign earnings and profits, which are offset by utilized foreign tax credits estimated at $1.6 million and (iii) a valuation allowance associated with any remaining foreign tax credits of $1.5 million, which may not be utilized in future periods. The Company will continue to evaluate the impact of tax reform during the measurement period.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices. Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s second quarter 2018 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor”

provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com	Trade Press: Amy Shay 952.259.1794 Amy.Shay@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	March 31, 2018	December 31, 2017
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$180,321	$177,359
Accounts receivable, net	74,672	65,283
Inventories	79,763	67,521
Prepaid and other assets	11,016	11,919
Total current assets	345,772	322,082
Net property, plant and equipment	17,498	17,342
Intangibles	30,847	31,127
Other assets	15,385	15,371
Total assets	$409,502	$385,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$31,966	$26,800
Other current liabilities	16,913	15,507
Total current liabilities	48,879	42,307
Other non-current liabilities	10,894	10,461
Total liabilities	59,773	52,768
Stockholders’ equity	349,729	333,154
Total liabilities and stockholders’ equity	$409,502	$385,922

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue	$73,096	$60,081	$60,679
Cost of revenue	30,675	27,955	28,811
Gross profit	42,421	32,126	31,868
Operating expenses:
Research and development	11,783	10,810	12,010
Selling, general and administrative	12,793	9,501	9,668
Amortization	380	424	505
Total operating expenses	24,956	20,735	22,183
Operating income	17,465	11,391	9,685
Interest income, net	(391)	(313)	(191)
Other expense (income)	182	(76)	269
Income before income taxes	17,674	11,780	9,607
Provision for income taxes	2,544	12,584	2,456
Net income (loss)	$15,130	$(804)	$7,151
Earnings (loss) per share:
Basic	$0.48	$(0.03)	$0.23
Diluted	$0.47	$(0.03)	$0.22
Weighted average shares outstanding:
Basic	31,662	31,597	31,290
Diluted	32,317	31,597	32,058

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenue	$73,096	$60,081	$60,679
Gross profit	$42,482	$32,193	$31,928
Gross margin as percentage of revenue	58.1%	53.6%	52.6%
Operating expenses	$23,130	$19,134	$19,708
Operating income	$19,352	$13,059	$12,220
Operating margin as a percentage of revenue	26.5%	21.7%	20.1%
Net income	$16,346	$9,437	$8,231
Net income per diluted share	$0.51	$0.29	$0.26

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
U.S. GAAP gross profit	$42,421	$32,126	$31,868
Pre-tax non-GAAP items:
Share-based compensation expense	61	67	60
Non-GAAP gross profit	$42,482	$32,193	$31,928
U.S. GAAP gross margin as a percentage of revenue	58.0%	53.5%	52.5%
Non-GAAP gross margin as a percentage of revenue	58.1%	53.6%	52.6%
U.S. GAAP operating expenses	$24,956	$20,735	$22,183
Pre-tax non-GAAP items:
Amortization of intangibles	380	424	505
Litigation fees	—	(13)	881
Share-based compensation expense	1,446	1,190	1,089
Non-GAAP operating expenses	23,130	19,134	19,708
Non-GAAP operating income	$19,352	$13,059	$12,220
GAAP operating margin as a percentage of revenue	23.9%	19.0%	16.0%
Non-GAAP operating margin as a percentage of revenue	26.5%	21.7%	20.1%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
U.S. GAAP net income (loss)	$15,130	$(804)	$7,151
Pre-tax non-GAAP items
Amortization of intangibles	380	424	505
Litigation fees	—	(13)	881
Share-based compensation expense	1,507	1,257	1,149
Net tax provision (benefit) adjustments	(671)	(883)	(1,455)
Tax reform	—	9,456	—
Non-GAAP net income	$16,346	$9,437	$8,231
Non-GAAP net income per diluted share	$0.51	$0.29	$0.26

SUPPLEMENTAL INFORMATION - RECONCILIATION OF SECOND QUARTER 2018

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.38	$0.45
Estimated non-GAAP items:
Share-based compensation expense	0.05	0.05
Amortization of intangibles	0.01	0.01
Estimated non-GAAP net income per diluted share	$0.44	$0.51

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